Exhibit 5.1

To Alvotech 9, rue de Bitbourg, L - 1273 Luxembourg, Grand Duchy of Luxembourg (the “Company”) Luxembourg, 14 July, 2023

AO/YBA – 016843-70016.3939019v7

Alvotech – Registration Statement F-3

Dear Madam, dear Sir,

We have acted as Luxembourg legal advisers to Alvotech, a company existing under the laws of the Grand Duchy of Luxembourg as a société anonyme (formerly a société par actions simplifiée), with its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés à Luxembourg) (the “RCS”) under number B 258884 in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission, relating to the offer and sale from time to time, of up to 3,664,580 new ordinary shares of the Company (the “Warrant Shares”) upon the exercise by bondholders, or their permitted transferees (collectively, the “Bondholders”), of warrants to subscribe for Warrant Shares at an exercise price of $0.01 per Warrant Share issued on 31 December 2022 (the “Bondholder Warrants”).

1.	Scope

1.1.	In arriving to the opinions expressed below, we have examined and relied exclusively on the documents (the “Documents”) identified in Appendix A hereto.

1.2.	We express no opinion with respect to any laws, rules or regulations other than Luxembourg law. We express no opinion (a) on public international law or on the rules promulgated under any treaty or by any treaty organisation or on any accounting, criminal, data protection or tax laws, rules or regulations of any jurisdiction (including Luxembourg) or (b) with respect to the effect of any laws, rules or regulations other than Luxembourg law even in cases where, under Luxembourg law, a foreign law, rule or regulation should be applied, and we therefore assume that no provisions of any foreign laws, rules or regulations affect, qualify or have any bearing on this Opinion.

1.3.	A reference to a convention, law, rule or regulation in this Opinion is to be construed as a reference to such convention, law, rule or regulation as amended or re-enacted.

2.	Assumptions

For the purpose of this Opinion, we have assumed, and we have not verified independently:

2.1.	that each signature (whether manuscript or electronic) is the genuine signature of the individual concerned and was affixed or inserted by such individual concerned or authorized to be inserted in the relevant document by the individual concerned;

2.2.	the completeness and conformity to originals of all Documents supplied to us as drafts, certified, photostatic, scanned, electronically transmitted copies or other copies of the documents reviewed and the authenticity of the originals of such documents and the conformity to originals of the latest drafts reviewed by us and the completeness and correctness of the representations and statements made therein;

2.3.	that there have been no amendments to the Documents in the form delivered to us for the purpose of this Opinion, and there will be none prior to their execution to the extent provided in draft form, which would have a bearing on the present opinion;

2.4.	that there is no other resolution, decision, agreement or undertaking and no other arrangement (whether legally binding or not) which renders any of the Documents or information reviewed or provided to us inaccurate, incomplete or misleading or which affects the conclusions stated in this Opinion and that the Documents reviewed accurately record the whole of the terms agreed between the parties thereto relevant to this Opinion, and the information therein is true and correct as of the date hereof;

2.5.	that only Treasury Shares will be used to deliver the Warrant Shares upon an exercise of the Bondholder Warrants by the Bondholders;

2.6.	that the Company will take all necessary steps and comply with applicable requirements at the time to give full effect to the issuance of Warrant Shares in accordance with the Warrant Agreement and Luxembourg law;

2.7.	that all conditions precedent in the Documents for the transactions contemplated are or will be satisfied prior to the issuance of Warrant Shares, as applicable, in accordance with the Registration Statement filed by the Company;

2.8.	that all approvals, authorisations, clearances, consents, filings or licenses, orders or registrations required from any governmental, public, regulatory or other agencies, authorities, bodies or other persons outside Luxembourg have been obtained or fulfilled and are and will remain in full force and effect; that all steps outside Luxembourg and requirements outside Luxembourg affecting the legality, validity, binding effect and enforceability of the Documents (and the transactions contemplated therein) and that all conditions to which the transactions under the Documents are subject have been satisfied or, in case of the Warrant Shares, will be satisfied prior to the issuance of Warrant Shares;

2.9.	the existence, capacity, power and authority of each of the parties to the Documents (other than the Company) to enter into the Documents to which it is a party and perform its obligations under
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those Documents and that each individual purporting to have signed the Documents has in fact signed the Documents and had legal capacity when he or she signed and each individual intended to sign the Documents will in fact sign the Documents and will have legal capacity when he or she signs;

2.10.	that there will be no amendment to the authorised share capital of the Company or the warrant terms and conditions which would adversely affect the issue of the Warrant Shares and the conclusions stated in this Opinion;

2.11.	that the Warrant Shares will not be offered to the public or admitted to trading on a regulated market in circumstances where the obligation arises to publish a prospectus in accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended and/or the Luxembourg law of 16 July 2019 relating to prospectuses for securities, as amended (without prejudice to applicable securities laws in any jurisdiction other than Luxembourg where the Warrant Shares have been or will be marketed, offered or sold);

2.12.	that the Warrant Shares will be issued in registered form (actions nominatives);

2.13.	that any stabilisation measures or other transactions with a view to supporting the market price of the Warrant Shares will only be carried out in accordance with the provisions of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (“Market Abuse Regulation”) in conjunction with the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing the Market Abuse Regulation with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilisation measures, without prejudice to applicable securities laws in jurisdictions other than Luxembourg where the Warrant Shares are listed and admitted to trading;

2.14.	that the entry into the Documents and the performance of any rights and obligations under the Documents are in the best corporate interests (intérêt social) of the Company and that the head office (administration centrale), the place of effective management (siege de direction effective), and, for the purposes of the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), the center of main interests (centre des intérêts principaux) of the Company is located at the place of their registered office (siege statutaire) in Luxembourg.

3.	Opinions

This Opinion is given on the basis that it is governed by and construed in accordance with Luxembourg law only and is subject to the exclusive jurisdiction of the courts of Luxembourg. We express no opinion on accounting, economic, financial, monetary, policy and tax aspects. On the basis of the assumptions set out above and subject to the qualifications set out below and to any factual matters, documents or events not disclosed to us, we are of the opinion that:

3.1.	The Company is a public limited company (société anonyme) and has been incorporated for an unlimited duration and is validly existing under the laws of Luxembourg.
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3.2.	Upon exercise of the Bondholder Warrants by the Bondholders and subject to the satisfaction of all the requirements and formalities set out in the Company’s articles of association, Luxembourg law and the terms and conditions of the Bondholder Warrants, the Warrant Shares will be validly issued, fully paid up and non-assessable (meaning that the holder of such Warrant Shares shall not be liable, solely because of his/her/its shareholder status, for additional payments to the Company or the Company’s creditors).

4.	Qualifications

The opinions expressed in this Opinion are subject to the following qualifications:

4.1.	Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts in question may not be identical to the concepts described by the same English terms as they exist in the laws, rules and regulations of other jurisdictions;

4.2.	the opinions set out in this Opinion are subject to all limitations by reason of national or foreign administration, bankruptcy, concordat préventif de la faillite, controlled management, fraudulent conveyance, general settlement with creditors, gestion contrôlée, faillite, insolvency, liquidation, moratorium, receivership, reorganisation, sursis de paiement, suspension of payment, voluntary arrangement with creditors, winding-up or similar orders or proceedings affecting the rights of creditors generally;

4.3.	deeds (actes) or extracts of deeds (extraits d’actes) and other indications relating to the Company and which, under Luxembourg law, must be published on the RESA (as defined below) (and which mainly concern acts relating to the incorporation, the formation, the functioning, the appointment of managers or directors and the liquidation of the relevant company as well as amendments, if any, to the articles of association) will only be enforceable against third parties after they have been published on the RESA except where the Company proves that such third parties had previous knowledge of the deeds or extracts of deeds. Third parties may rely on deeds or extracts of deeds prior to their publication. For the fifteen days following the publication, the deeds or extracts of deeds will not be enforceable against third parties who prove that it was impossible for them to have had knowledge of the deeds or extracts of deeds within that time;

4.4.	the opinions set out in this Opinion are limited to the laws, including the rules and regulations, as in effect on the date of this Opinion.

5.	Reliance

5.1.	This Opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Warrant Shares.

5.2.	It may not be used, circulated, quoted, referred to or relied upon for any other purpose without our written consent. We hereby consent to filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. This Opinion is strictly limited to the matters stated in it and is given on the date set out on page 1; we have no obligation to update the Opinion or inform of any changes in law following such date.
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5.3.	This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on list V of the lawyers of the Luxembourg bar association.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

/s/ Alexander Olliges
Alexander Olliges

Partner
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APPENDIX A – DOCUMENTS

1.	A scanned copy of the signed Luxembourg law governed warrant agreement dated 31 December 2022 and entered into between the Company and the bondholders set forth in Annex 3 of such agreement (the “Warrant Agreement”).

2.	A scanned copy of the draft Registration Statement received on 14 July 2023.

3.	A scanned copy of the consolidated articles of association of the Company dated 6 June 2023 (the “Articles”).

4.	An extract dated 14 July 2023 and issued in electronic form by the RCS in respect of the Company.

5.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 14 July 2023 and issued in electronic form by the RCS in respect of the Company.

6.	A scanned copy of the signed minutes of the meeting of the board of directors of the Company held on 14 December 2022 approving, inter alia, the issuance of the Bondholder Warrants.

7.	The signed register of warrant holders relating to the Bondholder Warrants.

8.	A scanned copy of the signed subscription form between the Company and Morgan Stanley & Co. International PLC, dated 31 December 2022.

9.	A scanned copy of the signed subscription form between the Company and Sculptor SC, II LP, dated 31 December 2022.

10.	A scanned copy of the signed subscription form between the Company and Sculptor Credit Opportunities Master Fund, Ltd (Cayman), dated 31 December 2022.

11.	A scanned copy of the signed subscription form between the Company and Sculptor Master Fund, ltd (Cayman), dated 31 December 2022.

12.	A scanned copy of the signed subscription form between the Company and ATP Holdings ehf, dated 31 December 2022.

13.	A scanned copy of the signed subscription form between the Company and Mercer QIF Fund Public Limited Company – Mercer Investment Fund I, dated 31 December 2022.

14.	A scanned copy of the signed subscription form between the Company and Elva Funding II DAC, Series 2019-1, dated 31 December 2022.

15.	A scanned copy of the signed subscription form between the Company and Crown Managed Accounts SPC – Crown Lodbrock Segregated Portfolio, dated 31 December 2022.
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16.	A scanned copy of the signed subscription form between the Company and Kapitalforeningen Investin Pro – Lodbrock Select Opportunities, dated 31 December 2022.

17.	A scanned copy of the signed subscription form between the Company and Lodbrock European Credit Opportunities S.à r.l., dated 31 December 2022.

18.	A scanned copy of the signed subscription form between the Company and Lodbrock European Special Situations & Disclosed Credit Opportunities S.à r.l., dated 31 December 2022.

19.	A scanned copy of the signed subscription form between the Company and OCM Strategic Credit Investments S.à r.l., dated 31 December 2022.

20.	A scanned copy of the signed subscription form between the Company and OCM Luxembourg SC Fund B S.à r.l., dated 31 December 2022.

21.	A scanned copy of the signed subscription form between the Company and OCM Luxembourg SC Fund A S.à r.l., dated 31 December 2022.

22.	A scanned copy of the signed subscription form between the Company and Oaktree Strategic Income II, Inc., dated 31 December 2022.

23.	A scanned copy of the signed subscription form between the Company and OCM Strategic Credit Investments 2 S.à r.l., dated 31 December 2022.

24.	A scanned copy of the signed subscription form between the Company and Oaktree Specialty Lending Corporation, dated 31 December 2022.

25.	A scanned copy of the signed subscription form between the Company and Oaktree Gilead Investment Fund AIF (Delaware), L.P., dated 31 December 2022.

26.	A scanned copy of the signed subscription form between the Company and OCM Strategic Credit Investments 3 S.à r.l., dated 31 December 2022.

27.	A scanned copy of the signed subscription form between the Company and Oaktree Huntington-GCFInvestment Fund (direct Lending AIF), L.P., dated 31 December 2022.

28.	A scanned copy of the signed subscription form between the Company and Oaktree GCP Fund Delaware Holdings L.P., dated 31 December 2022.

29.	A scanned copy of the signed subscription form between the Company and Villafranca Holdings, LLC, dated 31 December 2022.

30.	A scanned copy of the signed minutes of the resolution of the board of directors of the Company dated June 23, 2022.

31.	A scanned copy of the notarial deed of acknowledgement of capital increase by an amount of two million seven hundred seven thousand two hundred sixteen US dollars and seventy-two cents
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(USD 2,707,216.72) through the issuand of twenty-seven million seventy-two thousand one hundred and sixty-seven (27,072,167) shares (the “Initial Treasury Shares”) dated July 4, 2022.

32.	A scanned copy of the signed subscription form signed by Alvotech Manco ehf. dated July 4, 2022.

33.	A scanned copy of the signed minutes of the meeting of the board of directors of the Company dated March 1, 2023.

34.	A scanned copy of the signed decision of the delegates appointed by the board of directors of the Company dated March 28, 2023

35.	A scanned copy of the notarial deed of acknowledgement of capital increase by an amount of one hundred forty thousand fifty-seven Us dollars and ninety cents (USD 140,057.90) through the issuand of fourteen million five thousand seven hundred ninety (14,005,790) shares (the “Subsequent Treasury Shares” and, together with the Initial Treasury Shares, the “Treasury Shares”) dated March 28, 2023.

36.	A scanned copy of the signed subscription form signed by Alvotech Manco ehf. dated March 28, 2023.

37.	A scanned copy of the signed confirmation certificate of the delegates appointed by the board of directors dated March 28, 2023.
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